Exhibit 5.1

Opinion of Schreeder, Wheeler & Flint, LLP and Consent

                                   LAW OFFICES
                         SCHREEDER, WHEELER & FLINT, LLP
                              THE CANDLER BUILDING
                                 SIXTEENTH FLOOR
                           127 PEACHTREE STREET, N.E.
                           ATLANTA, GEORGIA 30303-1845
                                    --------
                                 (404) 681-3450
                            FACSIMILE: (404) 681-1046

                                November 27, 2001

Board of Directors
Chestatee Bancshares, Inc.
6639 Highway 53 East
Dawsonville, Georgia  30534

         RE: Chestatee Bancshares, Inc., a Georgia corporation (the "Company");
             Registration Statement on Form SB-2 (File No.333- ___________)

Gentlemen:
           In connection with the registration of up to 600,000 shares of the Company's common stock, no par value per share (the "Shares"), under the Securities and Exchange Commission (the "Commission") on or about October ___, 2001 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.
           We have acted as special corporate counsel for the Company in connection with the matters described herein. In our capacity as special corporation counsel to the Company, we have reviewed and are familiar with proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have relied upon certification and advice from the officers of the Company upon which we believe we are justified in relying and on various certificates from, and the documents recorded with, the Secretary of State of Georgia, including the Articles of Incorporation filed with the Secretary of State on October 13, 1999. We have also examined the Bylaws of the Company adopted as of December 21, 1999 (the "Bylaws") and Resolutions of the Board of Directors of the Company adopted on or before October ______, 2001 and in full force and effect on October ______, 2001 and such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.

           We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so.

           Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter, the Shares have been duly authorized by all necessary corporation action on the part of the Company, and the Shares will, upon issuance and delivery in accordance with the terms and conditions described in the Registration Statement, be validly issued, fully paid and nonassessable.

Page 2
November 27, 2001

           We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissions for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as special corporate counsel to the Company in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters."

           The opinions expressed herein are limited to the laws of the state of Georgia and we express no opinion concerning any laws other than the laws of the State of Georgia. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

           The opinions expressed in this letter are solely for your use and may not be relied upon by any other person without our prior written consent.

                                Very truly yours,

                                 SCHREEDER, WHEELER & FLINT, LLP


                                 By:     /s/ Chester J. Hosch
                                         ---------------------------------------
                                         Chester J. Hosch, Partner